UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2014
Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2014, Dakota Plains Holdings, Inc. (“DAKP”, “our” or “we”) entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Dakota Plains Transloading, LLC (“Dakota Plains Transloading”), Dakota Plains Sand, LLC (“Dakota Plains Sand”), Dakota Plains Marketing, LLC (“Dakota Plains Marketing”) and Petroleum Transport Solutions, LLC (“PTS”).  Pursuant to the Membership Interest Purchase Agreement, in exchange for $43 million and the Operational Override, as defined below (1) Dakota Plains Transloading, our wholly-owned subsidiary, acquired all of the limited liability company membership interests of Dakota Petroleum Transport Solutions, LLC owned by PTS, (2) Dakota Plains Sand, our wholly-owned subsidiary, acquired all of the limited liability company membership interests of DPTS Sand, LLC owned by PTS and (3) Dakota Plains Marketing, our wholly-owned subsidiary, acquired all of the limited liability company membership interests of DPTS Marketing, LLC owned by PTS.  As a result of such transactions, Dakota Plains Transloading became the sole member of Dakota Petroleum Transport Solutions, LLC, Dakota Plains Sand became the sole member of DPTS Sand, LLC and Dakota Plains Marketing became the sole member of DPTS Marketing, LLC.

In addition to $43 million in cash paid to PTS at closing, we agreed to pay to PTS an amount equal to $0.225 per barrel of crude oil arriving at the current transloading facility located on the DAKP property in New Town, North Dakota, up to a maximum of 80,000 barrels of crude oil per day (for a per day maximum payment of Eighteen Thousand Dollars ($18,000)) through December 31, 2026 (the “Operational Override”).  In the event such Operational Override payments, in the aggregate, are less than $10 million, then we are obligated to pay PTS the difference on or before January 31, 2027.  Alternatively, at any time we may pay PTS an amount equal to the then-present value (using a nine percent (9%) discount rate) of the maximum remaining Operational Override payments assuming maximum volume for the period be tween the pre-payment date and December 31, 2026.  If we elect to make such early payment, we will have no further obligation to make any Operational Override payments.

The Membership Interest Purchase Agreement contains certain representations, warranties, covenants and indemnification obligations of the parties.

In connection with the Membership Interest Purchase Agreement, we entered into an Indemnification and Release Agreement dated December 5, 2014, with World Fuel Services Corporation (“WFS”) (the “Indemnification and Release Agreement”). Pursuant to the Indemnification and Release Agreement, WFS, on behalf of itself and its direct and indirect subsidiaries, agreed to indemnify DAKP, Dakota Petroleum Transport Solutions, LLC, DPTS Marketing, LLC, and each of their respective officers, managers, directors, employees, affiliates, members, and stockholders, for third party claims in connection with, relating to, or otherwise arising from the train car derailment that occurred in Lac-Mégantic, Quebec, on July 6, 2013 (the “Derailment”). In addition, DAKP, Dakota Plains Transloading and Dakota Plains Marketing, on behalf of itself and each such entity’s direct and indirect subsidiaries, agreed to indemnify WFS and WFS’s officers, managers, directors, employees, affiliates, members, and stockholders for (i) fifty percent (50%) of the documented out-of-pocket costs and expenses incurred by any WFS party as a result of or arising out of certain obligations to railcar lessors; and (ii) fifty percent (50%) of the documented out-of-pocket defense costs and legal expenses incurred by any WFS party in connection with the Derailment. DAKP’s and its affiliates’ total exposure under the indemnification is limited to $10 million in the aggregate. All of the indemnification obligations are net of any insurance proceeds received. To support its indemnification obligations, DAKP placed $3 million in escrow.

In connection with the indemnification, each of DAKP and WFS, on its behalf and on behalf of its affiliates, released the other party and its affiliates from any claims arising in connection with the Derailment, other than those for which indemnification is provided under the Indemnification and Release Agreement.

Pursuant to a Guaranty and Security Agreement, dated December 5, 2014 (the “Seller Guaranty and Security Agreement”), made by Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, DAKP and certain subsidiaries of DAKP, DAKP’s obligations under Section 2.2(b) of the Membership Interest Purchase Agreement in respect of the Operational Override, DAKP’s obligations in the Indemnification and Release Agreement and the obligations of DPTS Marketing under five Amended and Restated Railcar Sublease Agreements between DPTS Marketing and Western Petroleum Company are guaranteed by Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, DAKP and certain subsidiaries of DAKP, and are secured by a second priority lien in all of the assets of such parties.

The acquisition was funded through cash on hand, proceeds from the recent dissolution of our marketing and trucking joint ventures and a $57.5 million credit facility provided pursuant to a Revolving Credit and Term Loan Agreement, dated December 5, 2014 (the “Credit Agreement”), by and among Dakota Plains Transloading, Dakota Plains Sand, Dakota Plains Marketing, DAKP, the lenders that become from time to time party thereto (the “Lenders”), and SunTrust Bank, as administrative agent for the lenders party from time to time thereto (the “Administrative Agent”).  Pursuant to the terms of the Credit Agreement, the Lenders will extend revolving credit facilities from time to time and term loans to Dakota Plains Transloading, Dakota Plains Sand and Dakota Plains Marketing (the “Borrowers”) to provide (i) funds for the closing in connection with the Membership Interest Purchase Agreement; (ii) refinancing for existing indebtedness; (iii) funds for future permitted acquisitions; (iv) funds for the Borrowers’ working capital and capital expenditures, and for other general corporate purposes; and (v) other permitted purposes.

The Credit Agreement provides for a revolving credit facility of $20 million (the “Revolving Loan Facility”) and one or more tranches of term loans in the aggregate amount of $37.5 million (the “Term Loans” and together with the Revolving Loan Facility, the “Credit Facility”).  A portion of the Revolving Loan Facility is available for the issuance of letters of credit, and the making of any such issuance of letters of credit will reduce the amount available under the Revolving Loan Facility.

The Revolving Loan Facility matures on December 5, 2017. All borrowings under the Revolving Loan Facility must be repaid in full upon maturity. Outstanding borrowings under the Revolving Loan Facility may be reborrowed and repaid without penalty.  The first tranche of Term Loans is payable in quarterly installments with the first payment due on March 31, 2015 and a maturity date of December 5, 2017.  Repayment of the second tranche of Term Loans is due on December 5, 2015. Under the terms of the Credit Agreement, the Borrowers have the right to increase the commitments to the Revolving Loan Facility and/or the Term Loans in an aggregate amount not to exceed (x) $25,000,000 (such increased commitments, “Tranche B Replacement Commitments”) plus (y) solely after the full amount of all Tranche B Replacement Commitments have been made, $40,000,000, at any time on or before the final maturity date of the relevant facility. In such event, among other conditions, any new lenders would be approved by the Administrative Agent, and the Borrowers would be required to satisfy all conditions to credit extensions in the Credit Agreement, including by being in pro forma compliance with all financial covenants and delivering certain documents, opinions and certificates to the Administrative Agent in connection with the increased commitments.

At the Borrowers’ option, borrowings under the Credit Facility may be either (i) the “Base Rate” loans, which bear interest at the highest of (a) the rate which the Administrative Agent announces from time to time as its prime

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lending rate, as in effect from time to time, (b) 1/2 of 1% in excess of the federal funds rate and (c) Adjusted LIBOR (as defined in the Credit Agreement) determined on a daily basis with a one (1) month interest period, plus one percent (1.00%) or (ii) “Eurodollar” loans, which bear interest at Adjusted LIBOR, as determined by reference to the rate for deposits in dollars appearing on the Reuters Screen LIBOR01 Page for the respective interest period.

The Credit Agreement requires that DAKP maintain a minimum fixed charge coverage ratio and a maximum total debt to EBITDA (earnings before income taxes, depreciation expense and amortization), or leverage ratio. The fixed charge coverage ratio covenant requires that the ratio of DAKP’s EBITDA less unfinanced cash capital expenditures for the preceding four fiscal quarters to its consolidated total interest expense for such period shall not be less than 1.50 to 1.00 for any fiscal quarter. The leverage ratio covenant requires that the ratio of DAKP’s total debt to its EBITDA for the preceding four fiscal quarters will not be more than 4.50 to 1.00 for each fiscal quarter ending prior to December 31, 2015, 4.00 to 1.00 for each fiscal quarter ending on or after December 31, 2015 and prior to June 30, 2016 and 3.50 to 1.00 thereafter. The method of calculating all of the components used in the covenants is included in the Credit Agreement.

The Credit Agreement contains customary events of default, including nonpayment of principal when due; nonpayment of interest after stated grace period; fees or other amounts after stated grace period; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” actual or asserted invalidity of any guarantee, security document or subordination provision or non-perfection of security interest, and a change in control (as defined in the Credit Agreement).

Pursuant to a Guaranty and Security Agreement, dated December 5, 2014 (the “Guaranty and Security Agreement”), made by the Borrowers, DAKP, and certain subsidiaries of the Borrowers in favor of the Administrative Agent, the obligations of the Borrowers are guaranteed by DAKP, each other Borrower and the guaranteeing subsidiaries of the Borrowers and are secured by all of the assets of such parties.

From time to time, the financial institutions party to the Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for DAKP and its affiliates for which they have received, and will receive, customary fees and expenses.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Membership Interest Purchase Agreement, which is incorporated herein by reference and attached as Exhibit 10.1 hereto, the Seller Guaranty and Security Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.2 hereto, the Indemnification and Release Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.3 hereto, the Credit Agreement, which is incorporated herein by reference and attached as Exhibit 10.4 hereto, and the Guaranty and Security Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.5 hereto.

Item 1.02	Termination of Material Definitive Agreement

In connection with the Credit Agreement, DAKP utilized the Credit Facility and other working capital to (i) pay in full the existing loans evidenced by those certain Senior Unsecured Promissory Notes due October 31, 2015 and terminate DAKP’s obligations thereunder, and (ii) terminate the Credit Agreement dated as of June 18, 2013 between Dakota Plains Transloading, LLC and World Fuel Services Corporation and pay in full the existing loan made pursuant thereto.

In connection with the transactions in the Membership Interest Purchase Agreement, the following agreements were terminated : (a) that certain Member Control Agreement of DPTS Sand, LLC, effective as of June 1, 2014, by and among Dakota Plains Sand, PTS, and DPTS Sand, LLC; (b) that certain Second Amended and Restated Member Control Agreement of Dakota Petroleum Transport Solutions, LLC effective as of December 31, 2013, by and among Dakota Plains Transloading, PTS and Dakota Petroleum Transport Solutions, LLC; and (c) that certain Second Amended and Restated Member Control Agreement of DPTS Marketing, LLC, effective as of December 31, 2013, by and among Dakota Plains Marketing, PTS, and DPTS Marketing, LLC (the “Marketing Member Control Agreement”); provided Dakota Plains Marketing and its affiliates will remain subject to the restrictions against purchasing, selling, storing, transporting or marketing crude oil originating from production fields anywhere in North Dakota, or conducting any trading activities related thereto, until June 5, 2015, but shall be permitted to sublease and lease-for-trip railcars to transport crude oil, and transport any other materials (including crude oil) by road; and PTS and its affiliates were released from the restrictions in Section 7.10 of the Marketing Member Control Agreement restricting PTS and its affiliates from directly or indirectly purchasing, selling, storing, transporting or marketing crude oil originating from production fields anywhere in North Dakota, or conducting any trading activities related thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

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The pro forma financial information required by Item 9.01(b) are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

Exhibit Number	Description

10.1	Membership Interest Purchase Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., and Petroleum Transport Solutions, LLC.
10.2	Seller Guaranty and Security Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., Dakota Petroleum Transport Solutions, LLC, DPTS Sand, LLC, and DPTS Marketing, LLC, in favor of World Fuel Services Corporation.
10.3	Indemnification and Release Agreement, dated December 5, 2014, by and between Dakota Plains Holdings, Inc., and World Fuel Services Corporation.
10.4	Revolving Credit and Term Loan Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., the lenders that become from time to time party thereto, and SunTrust Bank, as administrative agent.
10.5	Guaranty and Security Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., Dakota Petroleum Transport Solutions, LLC, DPTS Sand, LLC, and DPTS Marketing, LLC, in favor of SunTrust Bank, as administrative agent.
99.1	Press Release dated December 8, 2014
99.2	Presentation dated December 8, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014	DAKOTA PLAINS HOLDINGS, INC.

/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1
Membership Interest Purchase Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., and Petroleum Transport Solutions, LLC.
Filed Electronically
10.2
Seller Guaranty and Security Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., Dakota Petroleum Transport Solutions, LLC, DPTS Sand, LLC, and DPTS Marketing, LLC, in favor of World Fuel Services Corporation.
Filed Electronically
10.3	Indemnification and Release Agreement, dated December 5, 2014, by and between Dakota Plains Holdings, Inc., and World Fuel Services Corporation.	Filed Electronically
10.4
Revolving Credit and Term Loan Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., the lenders that become from time to time party thereto, and SunTrust Bank, as administrative agent.
Filed Electronically
10.5
Guaranty and Security Agreement, dated December 5, 2014, by and among Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, Dakota Plains Holdings, Inc., Dakota Petroleum Transport Solutions, LLC, DPTS Sand, LLC, and DPTS Marketing, LLC, in favor of SunTrust Bank, as administrative agent.
Filed Electronically
99.1	Press Release dated December 8, 2014	Furnished Electronically
99.2	Presentation dated December 8, 2014	Furnished Electronically

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